UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006

FERMAVIR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-116480	16-1639902
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

420 Lexington Avenue, Suite 445
New York, New York 10170
(Address of Principal Executive Offices)

(212) 413-0802
(Registrant's telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Chris McGuigan, a founder of FermaVir Pharmaceuticals, Inc. (the “Company”), and the Company have entered into a Repurchase Option Agreement dated as of March 16, 2006 pursuant to which Mr. McGuigan has granted to the Company an irrevocable, exclusive option (the “Company Option”) for a period of 120 days from a Trigger Event to repurchase up to 926,100 shares of Company common stock owned by Mr. McGuigan for the aggregate price of $114,000. A Trigger Event is defined as the earlier of the Company’s abandonment of the development of the Licensed Subject Matter (as defined in the Repurchase Option Agreement) or December 31, 2006, unless on or before such date, Phase I Clinical Trials have commenced for a product utilizing the Licensed Subject Matter. In addition, Erik DeClercq and Jan Balzarini, each co-founders of the Company, have entered into agreements with the Company whereby each of them have agreed that upon exercise of the Company Option, upon payment of $50,000 to each, the Company will cancel 472,500 stock options previously granted to each of them.

In addition, each of Chris McGuigan, Erik DeClercq, Jan Balzarini (collectively, the “Holders”), the Company and FermaVir Research, Inc., the Company’s wholly-owned subsidiary, entered into a Technology Acquisition Agreement dated as of March 16, 2006 pursuant to which the Company granted to the Holders an option (the “Acquisition Option”) to acquire for nominal consideration all of the rights granted to the Company pursuant to a license agreement dated February 2, 2005. The Holders may exercise the Acquisition Option at any time within 30 days after the Company’s exercise of the Company Option.

The Company and Frederick Larcombe have entered into an employment agreement dated March 28, 2006 pursuant to which Mr. Larcombe will serve as Chief Financial Officer of the Company. The employment agreement is for a term of one year which will automatically renewed for successive one year periods until either party provides the other with written notice of their intent not to renew. Mr. Larcombe will be paid an annual salary of $40,000 and is eligible for a cash bonus of up to 20% of base annual salary. Mr. Larcombe received a grant of 60,000 incentive stock options with an exercise price of $1.60 per share which vest in equal amounts over a period of three years beginning March 28, 2007. The employment agreement contains a provision pursuant to which all of the unvested stock options will vest and the exercise period of such options shall be extended to the later of the longest period permitted by the Company’s stock option plans or ten years following the termination dated in the event there is a change in control of the Company and Mr. Larcombe is terminated by the Company within two years after the change in control or by Mr. Larcombe for Good Reason (as defined in the employment agreement).

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

10.1	Employment Agreement dated March 28, 2006 between FermaVir Pharmaceuticals, Inc. and Frederick Larcombe.

10.2	Repurchase Option Agreement between FermaVir Pharmaceuticals, Inc. and Chris McGuigan dated as of March 16, 2006.

10.3	Technology Acquisition Agreement by and among FermaVir Pharmaceuticals, Inc., FermaVir Research, Inc., Chris McGuigan, Erik DeClercq and Jan Balzarini dated as of March 16, 2006.

10.4	Agreement to Modify Option No. 0- FERMAVIR-05-A-002 dated as of March 16, 2006 between FermaVir Pharmaceuticals, Inc. and Erik DeClercq.

10.5	Agreement to Modify Option No. 0- FERMAVIR-05-A-003 dated as of March 16, 2006 between FermaVir Pharmaceuticals, Inc. and Jan Balzarini.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2006

FERMAVIR PHARMACEUTICALS, INC.

By: /s/ Geoffrey W. Henson
Geoffrey W. Henson, Ph.D.
Chief Executive Officer